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                                                                    Exhibit 4.5

                                   ESCROW AGREEMENT

     ESCROW AGREEMENT (this "AGREEMENT"), dated as of November 26, 1997, by and among Fix-Corp International, Inc. (the "COMPANY"), JNC Opportunity Fund Ltd. ("JNC"), Diversified Strategies Fund, L.P. ("DSF"), and Robinson Silverman Pearce Aronsohn & Berman LLP (the "ESCROW AGENT"). DSF and JNC are each sometimes hereinafter referred to as a "PURCHASER" and collectively as the "PURCHASERS."

                                       RECITALS

     A. Simultaneously with the execution of this Agreement, the Company and the Purchasers have entered into an Amended and Restated Convertible Debenture Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), pursuant to which the Company is reissuing to the Purchasers certain of its 5% Convertible Debentures Due October 24, 2000 (the "OCTOBER DEBENTURES") and selling to JNC certain of its 5% Convertible Debenture due November 26, 2000 (the "NOVEMBER DEBENTURES") and selling to JNC certain common stock purchase warrants (the "NOVEMBER JNC WARRANTS"). The October Debentures and the November Debentures are sometimes hereinafter referred to as the "DEBENTURES". Capitalized terms that are used but not defined in this Agreement that are defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement.

     B. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the receipt and then delivery of the aggregate purchase price (as described in Section 1.1(a) of the Purchase Agreement) to be paid by the Purchasers for the Debentures and the Warrants (the "PURCHASE PRICE") and the receipt and then delivery of the Debentures and the Warrants, together with the Ancillary Closing Documents (as defined below) and the Purchase Price, the "CONSIDERATION").

     C. Upon the closing of the transaction contemplated by the Purchase Agreement (the "CLOSING") and the occurrence of an event described in Section 2 below, the Escrow Agent shall cause the distribution of the Consideration in accordance with the terms of this Agreement.

     NOW, THEREFORE, IT IS AGREED:


     1.   DEPOSIT OF CONSIDERATION.

          a. Concurrently with the execution hereof, JNC shall deposit with the Escrow Agent the portion of the Purchase Price due for the November Debentures and the November JNC Warrant to be purchased by it at the Closing and Purchasers shall deliver to the Escrow Agent the 6% Convertible Debentures due October 24, 2000 (the "6% DEBENTURES") in accordance with Section 1.1(a)(ii) of the Purchase Agreement, and the Company shall deliver to the Escrow Agent the Debentures and the November JNC Warrant in accordance with Section 1.1(a)(ii) of the Purchase Agreement, and wiring instructions for the transfer of amounts to be paid to the Company in accordance with Section 2(b). In addition, the Purchasers and the

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Company shall each deposit with the Escrow Agent all other certificates and other documents required under the Purchase Agreement to be delivered by them at the Closing (such certificates and other documents being hereinafter referred to as the "ANCILLARY CLOSING DOCUMENTS").

               (i) The Purchase Price shall be delivered by the Purchasers to the Escrow Agent by wire transfer to the following account:

          Citibank, N.A.
          153 East 53rd Street
          New York, NY 10043
          ABA No.:  021-000-089
          For the Account of
          Robinson Silverman Pearce Aronsohn
            & Berman LLP
          Attorney Business Account
          Account No.:  37-204-162
          Attention:  Alexis Laurenceau
          Reference:  Fix-Corp International (10849-10)

               (ii) The Debentures, Warrants and the Ancillary Documents shall be delivered to the Escrow Agent at its address for notice indicated in Section 5(a).

          b. Until termination of this Agreement as set forth in Section 2, all additional Consideration paid by or which becomes payable between the Company and the Purchasers shall be deposited with the Escrow Agent.

          c. The Purchasers and the Company understand that all Consideration delivered to the Escrow Agent pursuant to Section 1(a) shall be held in escrow in the Escrow Agent's interest bearing business account until the Closing After the Purchase Price has been received by the Escrow Agent and all other conditions of Closing are met, the parties hereto hereby authorize and instruct the Escrow Agent to promptly effect the Closing.

          d. At the Closing, the Escrow Agent is authorized and directed to deduct from the Purchase Price $7,500 which will be retained by the Escrow Agent pursuant to Section 5.1 of the Purchase Agreement. In addition, the portion of the Purchase Price released to the Company hereunder shall be reduced by all wire transfer fees incurred thereupon.

     2.   TERMS OF ESCROW.

          a. The Escrow Agent shall hold the Consideration in escrow until the earlier to occur of (i) the receipt by the Escrow Agent of the Purchase Price, the Debentures, the Warrants and the Ancillary Closing Documents and a writing instructing the Closing and (ii) the receipt by the Escrow Agent of a written notice, executed by the Company or the Purchasers, stating that the Purchase Agreement has been terminated in accordance with its terms and


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instructing the Escrow Agent with respect to the Purchase Price, the Debentures, the Warrants and the Ancillary Closing Documents.

          b. If the Escrow Agent receives the items referenced in clause (i) of Section 2(a) prior to its receipt of the notice referenced in clause (ii) of
Section 2(a), then, promptly thereafter, the Escrow Agent shall deliver (i) to JNC (A) October Debentures in aggregate principal amount of $4,000,000 and November Debentures in the amount of $3,000,000, (B) the November JNC Warrant and (C) any interest earned on account of the portion of the Purchase Price paid by JNC that shall have accrued through the Closing; (ii) to DSF, October Debentures in aggregate principal amount of $1,000,000, (iii) to the Company the Purchase Price (net of amounts described under Section 1(d)) and the 6% Debentures; (iv); and (iv) to the appropriate party, the Ancillary Closing Documents. In addition, the Escrow Agent shall retain $7,500 of the Purchase Price on account of its fees pursuant to the Purchase Agreement and Section 1(d).

          c. If the Escrow Agent receives the notice referenced in clause (ii) of Section 2(a) prior to its receipt of the items referenced in clause (i) of
Section 2(a), then the Escrow Agent shall promptly upon receipt of such notice return (i) the Purchase Price (together with any interest earned thereon through such date) to the Purchasers in such amounts as shall have been delivered to and received by prior thereto, (ii) the Debentures and Warrants to the Company and
(iii) the Ancillary Closing Documents to the party that delivered the same.

          d. If the Escrow Agent, prior to delivering or causing to be delivered the Consideration in accordance herewith, receives notice of objection, dispute, or other assertion in accordance with any of the provisions of this Agreement, the Escrow Agent shall continue to hold the Consideration until such time as the Escrow Agent shall receive (i) written instructions jointly executed by the Purchasers and the Company, directing distribution of such Consideration, or (ii) a certified copy of a judgment, order or decree of a court of competent jurisdiction, final beyond the right of appeal, directing the Escrow Agent to distribute said Consideration to any party hereto or as such judgment, order or decree shall otherwise specify (including any such order directing the Escrow Agent to deposit the Consideration into the court rendering such order, pending determination of any dispute between any of the parties).
In addition, the Escrow Agent shall have the right to deposit any of the Consideration with a court of competent jurisdiction pursuant to Section 1006 of the New York Civil Practice Law and Rules without liability to any party if said dispute is not resolved within 30 days of receipt of any such notice of objection, dispute or otherwise.

     3.   DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

          a. The parties hereto agree that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. The Escrow Agent's duties are as a depository only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct.


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          b.   The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

          c. The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Purchasers and the Company are parties, whether or not it has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Purchasers and the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by each of the Purchasers and the Company, and agreed to in writing by the Escrow Agent.

          d. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than to keep safely, all Considerations held in escrow until it shall jointly be directed otherwise in writing by the Purchasers and the Company or by a final judgment of a court of competent jurisdiction.

          e. The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

          f. The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration.

          g. If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Consideration, it may do so by giving five (5) days written notice to the parties of its intention and thereafter delivering the consideration to any other escrow agent mutually agreeable to the Purchasers and the Company and, if no such escrow agent shall be selected within three days of the Escrow Agent's notification to the purchasers and the Company of its desire to so relinquish custody of the Consideration, then the Escrow Agent may do so by delivering the Consideration
(a) to any bank or trust company in the Borough of Manhattan, City and State of New York, which is willing to act as escrow agent thereunder in place and instead of the Escrow Agent, or (b) to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law within the State, County and City of New York. The fee of any such bank or trust company or court officer shall be borne one-half by the Purchasers and one-half by the Company. Upon such delivery, the Escrow Agent shall be


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discharged from any and all responsibility or liability with respect to the
Consideration and the Company and the Purchasers shall promptly pay to the Escrow Agent all monies which may be owed it for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below.

          h. This Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Purchasers or the Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Consideration. The Company understands that the Escrow Agent has acted and will continue to act as counsel to the Purchasers.

          i. The reasonable out-of-pocket expenses paid or incurred by the Escrow Agent in the administration of its duties hereunder, including, but not limited to, all counsel and advisors' and agents' fees and all taxes or other governmental charges, if any, shall be paid by one-half by the Purchasers and one-half by the Company.

     4. INDEMNIFICATION. The Purchasers and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred, directly or indirectly, by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder and the costs of recovery of amounts pursuant to this
Section 4.

     5.   MISCELLANEOUS.

          a. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof, (iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:


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If to the Company:                      Fix-Corp International, Inc.
                                        27040 Cedar Rd. Suite 212
                                        Beachwood, OH  44122
                                        Facsimile No.: (216) 292-6187
                                        Attn: Chief Financial Officer

With copies to:                         Bricker & Eckler, LLP
                                        100 South Third Street
                                        Columbus, OH  43215
                                        Facsimile No.: (614) 227-2390
                                        Attn: Steven Kerber

If to JNC:                              JNC Opportunity Fund Ltd.
                                        Olympia Capital (Cayman) Ltd.
                                        c/o Olympia Capital (Bermuda) Ltd.
                                        Williams House
                                        20 Reid Street
                                        Hamilton HM11
                                        Bermuda
                                        Facsimile No.: (441) 295-2305
                                        Attn: Philip C. Pedro

If to DSF:                              Diversified Strategies Fund, L.P.
                                        c/o Encore Capital Management, L.L.C.
                                        12007 Sunrise Valley Drive
                                        Suite 460
                                        Reston, VA  20191
                                        Facsimile No.: (703) 476-7711
                                        Attn: Neil T. Chau

With copies to (for                     Encore Capital Management, L.L.C.
  communications to                     12007 Sunrise Valley Drive
  either Purchaser):                    Suite 460
                                        Reston, VA  20191
                                        Facsimile No.: (703) 476-7711
                                        Attn: Neil T. Chau

If to the Escrow Agent                  Robinson Silverman Pearce Aronsohn &
  (the Escrow Agent shall                 Berman LLP
  receive copies of all                 1290 Avenue of the Americas
  communications under                  New York, NY  10104
  this Agreement)                       Facsimile No.: (212) 541-4630
                                        Attn: Eric L. Cohen, Esq.


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or at such other address as any of the parties to this Agreement may hereafter designate in the manner set forth above to the others.

          b. This Agreement shall be construed and enforced in accordance with the law of the State of New York applicable to contracts entered into and performed entirely within New York.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                               [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.

                                        FIX-CORP INTERNATIONAL, INC.



                                        By: /s/ Mark Fixler
                                            ------------------------------------
                                             Name:  Mark Fixler
                                             Title: President


                                        JNC OPPORTUNITY FUND LTD.



                                        By: /s/ Philip C. Pedro
                                            ------------------------------------
                                             Name:  Philip C. Pedro
                                             Title: Director



                                        By: /s/ James Q. Chau
                                            ------------------------------------
                                             Name:  James Q. Chau
                                             Title: Director


                                        DIVERSIFIED STRATEGIES FUND, L.P.

                                        By:  Encore Capital Management, L.L.C.



                                             By: /s/ James Q. Chau
                                                 -------------------------------
                                                 Name:  James Q. Chau
                                                 Title: Director


                                        ROBINSON SILVERMAN PEARCE
                                         ARONSOHN & BERMAN LLP



                                        By: /s/
                                            ------------------------------------
                                            A Member of the Firm